NOWAUTO GROUP, INC. ANNOUNCES FISCAL 2010 RESULTS.

Improving Margins and New Business Lines

Phoenix, Ariz., October 6, 2010. NowAuto Group, Inc. (NAUG:BB and NWAU.PK) today announced results for its fiscal year ended June 30, 2010. The Company reported revenue of $5.1 million and a net loss of $0.20 per diluted share versus revenue of approximately $5.4 million and a net loss of $0.24 per diluted share in the prior fiscal year. The decrease in revenue in fiscal 2010 was due to lower sales. Gross margin increased during fiscal 2010 to 58% up from 45% in the prior year as a result of the new enterprise system that is more efficient at capturing cost and incorporating them in the sales price.

Contract receivables, including deferred revenue from lease contracts, increased 2.1% from the prior year. There was a one-time write off that took place during the year. Exclusive of that event, contract receivables increased by 9.7%.

The markets served by the Company continue to experience high unemployment and a severely depressed real estate market. Customers in the Company’s primary markets, construction and retail continue to experience a challenging environment.

“The present condition of the sub-prime and below sub-prime market has continued to impact our industry and our company” said CEO Scott Miller. “While our emphasis is always on collections, our challenge in the current environment is to maximize sales while aggressively work with our customer to maintain active contracts. New finance programs, new businesses and changes in marketing and advertising yielded positive results. Nevertheless, we expect a difficult environment for the foreseeable future. Our commitment to customers and shareholders alike remains; NowAuto will do whatever it can to maintain productive contracts without placing imprudent demands on our customers” Miller said.

“We are seeking to broaden our customer base and increase repeat business using new customer retention and reward programs” said Chief Financial Officer Faith Forbis. “We believe programs, combined with an improved interest rate environment, will boost fiscal 2011 sales.”

“During the second quarter of fiscal 2010 we will be launching new business lines complimentary to our existing operations. We expect minimal start-up and operating expenses for these new lines of business” said Chief Operating Officer Theodore Valenzuela. “While we do not expect substantial contribution to our top line in the first year, we believe these new lines of business will improve the bottom line in fiscal 2012” Valenzuela said.

About NowAuto Group, Inc.

NowAuto Group, Inc. operates two buy-here-pay-here used vehicle dealerships in Arizona. The Company manages all of its installment finance contracts and purchases installment finance contracts from a select number of other independent used vehicle dealerships.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding NowAuto Group, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such forward-looking statements.

NowAuto Group, Inc. assumes no obligation to update the information contained in this press release. NowAuto Group, Inc.’s forward-looking statements in this press release and future results may be materially impacted by any number of factors, any or all of which could have a negative impact on sales, operating results, financial and budgetary constraints. NowAuto Group, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form-QSBs and its Annual Report on Form 10-K. The statements made herein are independent statements of NowAuto Group, Inc. The inclusion, if any, of any third parties does not represent an endorsement of any NowAuto Group, Inc. products or services by any such third party.

For further information contact NowAuto Group, Inc. or visit the Company’s Web site at www.nowauto.com.

Contact:

NowAuto Group, Inc.
(602) 431-0015
ir@nowauto.com

Source: NowAuto Group, Inc.